Exhibit 8.1

[ON THE LETTERHEAD OF SHEARMAN & STERLING LLP]

March 25, 2011

The Persons Listed on
Schedule I Hereto

SLM Student Loan Trust 2010-2:  Class B Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance and sale of the Class B Notes (the “Notes”) by the SLM Student Loan Trust 2010-2 (the “Trust”).  The Trust is a Delaware statutory trust that was formed pursuant to the short-form trust agreement, dated as of January 15, 2010, among SLM Funding LLC, a Delaware limited liability company (the “Company”), The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), as amended and restated by the amended and restated trust agreement, dated as of August 26, 2010 (collectively, the “Trust Agreement”), among the Company, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).  Capitalized terms used herein and not otherwise defined are used as defined in the indenture, dated as of August 26, 2010 (the “Indenture”), by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee, including, without limitation, Appendix A thereto.

In connection with the issuance and sale of the Notes, we have participated in the preparation of the base prospectus, dated March 17, 2011 (the “Base Prospectus”), the prospectus supplement, dated August 18, 2010 (the “Prospectus Supplement”), the supplement to the Prospectus Supplement, dated March 17, 2011 (the “Supplement”), a ratings free writing prospectus, dated March 17, 2011 (the “Ratings FWP”) and the Registration Statement on Form S-3 (File No. 333-166301), filed with the Securities and Exchange Commission (the “SEC”) and as declared effective on September 10, 2010 (the “Effective Date”) (such Registration Statement, as amended, the “Registration Statement”).

March 25, 2011

Our opinion is based on an examination of the following documents:

(i)	the Base Prospectus;

(ii)	the Prospectus Supplement;

(iii)	the Supplement;

(iv)	the Ratings FWP;

(v)	the Registration Statement;

(vi)	the Trust Agreement;

(vii)	the Funding Interim Trust Agreement;

(viii)	the Bluemont Funding Interim Trust Agreement;

(ix)	the Town Center Funding Interim Trust Agreement;

(x)	the Town Hall Funding Interim Trust Agreement;

(xi)	the VL Funding Interim Trust Agreement;

(xii)	the SLM ECFC Purchase Agreement;

(xiii)	the Bluemont Funding Purchase Agreement;

(xiv)	the Town Center Funding Purchase Agreement;

(xv)	the Town Hall Funding Purchase Agreement;

(xvi)	the VL Funding Purchase Agreement;

(xvii)	the Sale Agreement;

(xviii)	the Servicing Agreement;

(xix)	the Great Lakes Subservicing Agreement;

(xx)	the Nelnet Subservicing Agreement;

(xxi)	the Administration Agreement; and

(xxii)	the Indenture.

March 25, 2011

We have also examined such other documents, instruments, e-mails and other correspondence and information related to or incidental to the transactions covered by the Base Prospectus, the Prospectus Supplement, the Supplement and the Ratings FWP as we have considered necessary as a basis for our opinion.  Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto have complied and will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities.  The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, have been and will be timely filed and are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i) Upon the sale pursuant to the Supplement, the Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii) Upon the sale pursuant to the Supplement, the Notes will be treated as newly issued debt instruments for U.S. federal income tax purposes.

(iii) For U.S. federal income tax purposes, the Trust does not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust does not constitute an association taxable as a corporation.

(iv) The statements set forth under the captions “Summary of Terms — Tax Status” and “U.S. Federal Income Tax Consequences” in the Supplement, under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix J — Global Clearance, Settlement and Tax Documentation Procedures” in the Base Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

March 25, 2011

(v) The statements set forth under the captions “Summary of Terms — Tax Status” and “U.S. Federal Income Tax Consequences” in the Supplement, under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix J — Global Clearance, Settlement and Tax Documentation Procedures” in the Base Prospectus comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Base Prospectus or required to be described in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Supplement which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Supplement and the Ratings FWP, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trust, the Company, Bluemont Funding, Town Center Funding, Town Hall Funding, VL Funding and SLM ECFC, and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information.  Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Supplement and the Ratings FWP on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Supplement and the Ratings FWP which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Base Prospectus, the Prospectus Supplement, the Supplement and the Ratings FWP as related to matters opined upon herein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

March 25, 2011

We express no opinion with respect to the matters addressed in this opinion other than as set forth above.  We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements.  This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be relied upon for any purpose by any other person or entity.  We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive.  Our opinion speaks only as of the date hereof.  Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus, the Prospectus Supplement and the Supplement without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.  Furthermore, copies of this opinion may be posted by the Trust or the Administrator to a pass-word protected website accessible by any nonhired “nationally recognized statistical rating organization” (“NRSRO”) that provides to the Trust or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities and Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this opinion letter to any other person.

Very truly yours, /s/ SHEARMAN & STERLING LLP

ACG
KMG
DRBN

March 25, 2011

Schedule I

SLM Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

SLM Education Credit Finance Corporation
20 Hemingway Drive
East Providence, Rhode Island 02915

Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190

Bluemont Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

Town Center Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

Town Hall Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

VL Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
Mailstop NYC60-2606
New York, New York 10005

The Bank of New York Mellon Trust
Company, National Association
10161 Centurion Parkway
Jacksonville, Florida 32256

BNY Mellon Trust of Delaware
100 White Clay Center, Suite 102
Newark, Delaware 19711

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Moody’s Investors Service, Inc.
ABS Monitoring Department
7 World Trade Center
250 Greenwich Street
New York, New York 10007

Standard & Poor’s Ratings Services,
a Standard & Poor’s Financial Services LLC business
55 Water Street
New York, New York 10041